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(MULTICURRENCY-CROSS BORDER)                                       EXHIBIT 10.06

                                    ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                          dated as of February 8, 2001

                                     AMONG
                                               EACH COUNTERPARTY LISTED ON ANNEX I ATTACHED
                                               HERETO AND MADE A PART HEREOF, SEVERALLY, AND NOT
                                               JOINTLY (EACH A "FUND" OR "PARTY B") AND
                                               CAMPBELL & COMPANY, INC., A CORPORATION
                                               ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE
DEUTSCHE BANK AG ("PARTY A")         AND       OF MARYLAND (THE "AGENT")
------------------------------                 --------------------------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "confirmation") exchanged between the parties confirming those Transactions.

     Accordingly, the parties agree as follows:-

1.  INTERPRETATION

     (a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

     (b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

     (c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.  OBLIGATIONS

     (a)  GENERAL CONDITIONS.

          (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

          (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant

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     obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

          (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.

     (b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

     (c)  NETTING.  If on any date amounts would otherwise be payable:-

          (i)  in the same currency; and

          (ii)  in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

     The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

     (d)  DEDUCTION OR WITHHOLDING FOR TAX.

          (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-

             (1)  promptly notify the other party ("Y") of such requirement;

             (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

             (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

             (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary

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        to ensure that the net amount actually received by Y (free and clear of
        Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

                (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                (B)  the failure of a representation made by Y pursuant to
           Section 3 (f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

          (ii)  LIABILITY.  If:-

             (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

             (2)  X does not so deduct or withhold; and

             (3) a liability resulting from such Tax is assessed directly against X,

        then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

     (e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.  REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:-

     (a)  BASIC REPRESENTATIONS.

          (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its Organization or incorporation and, if relevant under such laws, in good standing;

          (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit
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     Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

          (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

          (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

          (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

     (b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

     (c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

     (d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

     (e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

     (f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.  AGREEMENTS

     Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

     (a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:-

          (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

          (ii) any other documents specified in the Schedule or any Confirmation; and

          (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support

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     Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

     (b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

     (c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

     (d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

     (e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party, s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.  EVENTS OF DEFAULT AND TERMINATION EVENTS

     (a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:-

          (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

          (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under
     Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

          (iii)  CREDIT SUPPORT DEFAULT.

             (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

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             (2)  the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

             (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

          (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

          (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

          (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

          (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

             (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or
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        liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

          (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

             (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

             (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

     (b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in
(iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:-

          (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):-

             (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

             (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

          (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e))

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     and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

          (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

          (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

          (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

     (c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.  EARLY TERMINATION

     (a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto,
(8).

     (b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

          (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

          (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party
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     will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

          If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

          Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

          (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

          (iv)  RIGHT TO TERMINATE.  If:-

             (1)  a transfer under Section 6(b)(ii) or an agreement under
        Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

             (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

     (c)  EFFECT OF DESIGNATION.

          (i)  If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) n respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

     (d)  CALCULATIONS.

          (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(c)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

          (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:-

             (1) FIRST METHOD AND MARKET QUOTATION. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over
        (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

             (2) FIRST METHOD AND LOSS. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

             (3) SECOND METHOD AND MARKET QUOTATION. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less
        (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

             (4) SECOND METHOD AND LOSS. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

             (1) ONE AFFECTED PARTY. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected

        Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

             (2)  TWO AFFECTED PARTIES.  If there are two Affected Parties:-

                (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

        If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

          (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

          (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.  TRANSFER

     Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

     Any purported transfer that is not in compliance with this Section will be void.

8.  CONTRACTUAL CURRENCY

     (a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

     (b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other PARTY the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

     (c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

     (d) EVIDENCE of LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.  MISCELLANEOUS

     (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

     (b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

     (c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

     (d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (e)  COUNTERPARTS AND CONFIRMATIONS.

          (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

          (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

     (f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

     (g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

     (a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or Organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

     (b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

     (c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  EXPENSES

     A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

     (a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:-

          (i) if in writing and delivered in person or by courier, on the date it is delivered;

          (ii) if sent by telex, on the date the recipient's answerback is received;

          (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

          (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

          (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

     (b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

     (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

     (b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:-

          (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

          (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

     Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

     (c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

     (d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

     As used in this Agreement:-

     "ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

     "AFFECTED PARTY" has the meaning specified in Section 5(b).

     "AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

     "AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

     "APPLICABLE RATE" means:-

     (a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

     (c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

     (d)  in all other cases, the Termination Rate.

     "BURDENED PARTY" has the meaning specified in Section 5(b).

     "CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

     "CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

     "CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

     "CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

     "DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus I % per annum.

     "DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "EARLY TERMINATION DATE" means the date determined in accordance with
Section 6(a) or 6(b)(iv).

     "EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, IN the Schedule.

     "ILLEGALITY" has the meaning specified in Section 5(b).

     "INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having bad a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

     "LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

     "LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

     "LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses refer-red to under Section I 1. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

     "MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference

Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under
Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under
Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

     "NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

     "NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

     "OFFICE" means a branch or office of a party, which may be such party's bead or home office.

     "POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

     "RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions
(a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

     "SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

     "SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject

(whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

     "SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:-

     (a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

     (b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

     "SPECIFIED ENTITY" has the meaning specified in the Schedule.

     "SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

     "SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

     "STAMP TAX" means any stamp, registration, documentation or similar tax.

     "TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

     "TAX EVENT" has the meaning specified in Section 5(b).

     "TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

     "TERMINATED TRANSACTIONS" means with respect to any Early Termination Date
(a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

     "TERMINATION CURRENCY" has the meaning specified in the Schedule.

     "TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such

Other Currency with the Termination Currency at or about I 1:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

     "TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

     "TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

     "UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

     IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.


          DEUTSCHE BANK AG                                                  CAMPBELL & COMPANY, INC.
------------------------------------------------------                 ------------------------------------------------------
(Name of Party)                                                        (Name of Party)

By:                  /s/ AMY SCHRODER                                  By:               /s/ THERESA D. BECKS
    -----------------------------------------------------                  -----------------------------------------------------
    Name: Amy Schroder                                                     Name: Theresa D. Becks
    Title:                                                                 Title:  Chief Financial Officer
                                                                                  Campbell & Company, Inc.

                                                                       CAMPBELL ALTERNATIVE ASSET TRUST
By:                 /s/ D. NESTLER                                     By:               /s/ THERESA D. BECKS
    -----------------------------------------------------                  -----------------------------------------------------
    Name: D. Nestler                                                       Name: Theresa D. Becks
    Title:                                                                 Title: Chief Financial Officer
                                                                                  Campbell & Company, Inc.,
                                                                                  Managing Owner

                                                                       CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                                                       By:               /s/ THERESA D. BECKS
                                                                           -----------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                           Title: Chief Financial Officer
                                                                                  Campbell & Company, Inc.,
                                                                                  General Partner

                                                                       THE CAMPBELL GLOBAL ASSETS FUND LIMITED
                                                                       By:               /s/ THERESA D. BECKS
                                                                           -----------------------------------------------------
                                                                           Name: Theresa D. Becks
                                                                           Title: Chief Financial Officer
                                                                                  Campbell & Company, Inc.,
                                                                                  Trading Advisor


                                    SCHEDULE
                                     TO THE
                             ISDA MASTER AGREEMENT
                          DATED AS OF FEBRUARY 8, 2001

                      AMONG DEUTSCHE BANK AG ("PARTY A"),
  EACH COUNTERPARTY LISTED ON ANNEX I ATTACHED HERETO AND MADE A PART HEREOF,
            SEVERALLY, AND NOT JOINTLY (EACH A "FUND" OR "PARTY B")
 (EXCEPT WHERE OTHERWISE INDICATED HEREIN, CAPITALIZED TERMS USED HEREIN SHALL
                                      HAVE
         THE RESPECTIVE MEANINGS SET FORTH IN PART 5 OF THIS SCHEDULE)
                                      AND
 CAMPBELL & COMPANY, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS
                    OF THE STATE OF MARYLAND (THE "AGENT").

     It is understood and agreed that this document shall constitute a separate agreement with each party listed on Annex I attached hereto, as if each such party had executed a separate document naming only itself as Party B, and that no party listed on Annex I shall have any liability under this document for the obligations of any other party so listed. With respect to any one such party,
(i) only Confirmations of Transactions between Party A and the Fund shall be part of the agreement with such party and (ii) references in the Agreement to the Schedule shall be deemed to refer to the Schedule as prepared for such party, and the term "this Agreement" shall be construed accordingly.

PART 1. TERMINATION PROVISIONS.

     (a)  "SPECIFIED ENTITY" means:

          in relation to Party A: Not applicable

          and in relation to the Fund for the purpose of:

       Section 5(a)(v):  Not Applicable
       Section 5(a)(vi):  Not Applicable
       Section 5(a)(vii): the Agent
       Section 5(b)(iv):  Not Applicable

     (b) The definition of "SPECIFIED TRANSACTION" in Section 14 of this Agreement is hereby amended by: (A) deleting in the second through the fourth lines thereof the words "between one party...which is a" and replacing them with the words "(i) in the case of Party A, between Party A and the Fund (or any Credit Support Provider of such party or any applicable Specified Entity of such party), and (ii) in the case of the Fund, between the Fund (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and any other person or entity, including without limitation Party A, including without limitation any" and (B) adding the text "commodity transaction, credit derivative transaction, repurchase or reverse repurchase transaction, securities lending transaction, futures transaction, prime brokerage or margin lending transaction" after the words "foreign exchange transaction" in the sixth line thereof.

     (c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and the Fund and is hereby amended by adding the following at the end thereof:

     , and in either case, the other party determines in good faith that it has reasonable grounds to conclude that the performance by the Defaulting Party of its financial obligations hereunder is endangered.

     With regard to Party A, "THRESHOLD AMOUNT" means, at any time, three percent (3%) of the total capital and reserves of Deutsche Bank AG as reported in the most recently published annual audited consolidated financial statements of Deutsche Bank AG.

     With regard to the Fund, any Credit Support Provider or any applicable Specified Entity of the Fund, "THRESHOLD AMOUNT" means: three percent (3%) of its Net Asset Value.

     (d) The "CREDIT EVENT UPON MERGER" provision in Section 5(b)(iv), which applies to both parties, is hereby amended to read as follows:

          "(iv) CREDIT EVENT UPON MERGER. "Credit Event Upon Merger" means that a Designated Event (as defined below) occurs with respect to a party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X") and such Designated Event does not constitute a Merger Without Assumption under Section 5(a)(viii) hereof and, in the reasonable opinion of the other party, the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker than X immediately prior to such action, (and, in such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). For purposes hereof, a Designated Event with respect to X means that, after the date of this Agreement:

             (1) X consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Agreement) to, or receives all or substantially all the assets or obligations of, another entity;

             (2) any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of X or otherwise acquires directly or indirectly the power to control the policy-making decisions of X;

             (3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of preferred stock or other securities convertible into, or exchangeable for, debt or preferred stock; or

             (4) X enters into any agreement providing for any of the foregoing."

     (e) The "BANKRUPTCY" provisions of Section 5(a)(vii) shall apply to Party A and Party B, provided that in the case of Party B, such provisions shall be amended by: (i) deleting in clause (4) thereof the number "30" and substituting in lieu thereof the number "10" in such clause (4); and (ii) deleting in clause
(7) thereof the number "30" and substituting in lieu thereof the number "10" in such clause (7).

     (f) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A or to the Fund.

     (g) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:

          (i) Loss will apply.

          (ii) The Second Method will apply.

     (h)  "TERMINATION CURRENCY" means United States Dollars.

     (i) ADDITIONAL TERMINATION EVENTS. The occurrence of any of the following events shall constitute a Termination Event:

          (i) the Agent fails to notify Party A in writing of the Fund's Net Asset Value in accordance with the terms of Part 3 of this Schedule;

          (ii) the Fund's Net Asset Value declines by (x) twenty percent (20%) or more during any one-month period, (y) thirty percent (30%) or more during any three month period or (z) fifty percent (50%) or more within any twelve-month period, in each case calculated on a rolling basis with respect to the immediately preceding one-month, three-month or twelve-month period;

          (iii) the Net Asset Value of the Fund declines below the Net Asset Value Floor with respect to the Fund;

          (iv) in the event that the Agent enters into a Transaction with Party A on behalf of the Fund and the Other Funds, either (i) the Agent fails to allocate such Transactions among the Fund and the Other Funds on the same Business Day on which such Transactions are entered into or (ii) after giving effect to such allocation, any of such Transactions exceed the applicable Exposure Limit for the Fund or the Other Funds;

          (v) the Fund discharges the Agent as its sole trading advisor ("Trading Advisor") or reduces by any material amount the assets of the Fund under the Agent's management or the Agent otherwise fails to act on behalf of the Fund in principally the same or similar capacity as that held as of the date of this Agreement;

          (vi) the Trust Agreement dated January 2, 2001 (the "Investment Management Agreement") between the Fund and the Agent or any Operative Document is (a) terminated or ceases to be in full force and effect or (b) is amended or modified and such amendment or modification may have a material adverse effect on the rights of Party A under this Agreement, any Credit Support Document or any Transaction or on the ability of the Fund to perform its obligations under, or its authority to enter into, this Agreement, any Credit Support Document or any Transaction;

          (vii) any representation or warranty made or deemed made by the Agent herein to Party A proves false or misleading when made or deemed made, or if the Agent defaults in the fulfillment of any obligation binding upon it hereunder whether in its individual capacity or as Agent;

          (viii)  an Adverse Regulatory Change occurs and is continuing;

          (ix) the Additional Termination Events set forth in the Credit Support Annex; or

          (x) Unless a confirmation of a Transaction otherwise provides Party A with the right to elect to terminate a Transaction, the parties agree that either party (the "Electing Party") may elect to terminate any Transaction (which shall be the only Affected Transaction) on the second anniversary of the Effective Date of such Transaction and annually thereafter (which date shall be the Early Termination Date with respect to such Transaction) by at least five days' prior notice, provided that no other Event of Default, Potential Event of Default or Termination Event shall have occurred and then be continuing under this Agreement on such Early Termination Date (any such termination, an "Elective Termination").

     For the purpose of the foregoing Termination Events specified in clauses
(i) through (ix) above, the Fund shall be deemed to be the Affected Party and Party A shall not be an Affected Party. For purposes of the Termination Event specified in clause (x) above, the Electing Party shall be deemed to be the Affected Party and the other party shall not be an Affected Party.

PART 2. TAX REPRESENTATIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and the Fund make the following representations to the other:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, each party may rely on:

          (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

          (ii) the satisfaction of the agreement of the other party contained in
     Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to
     Section 4(a)(i) or 4(a)(iii) of this Agreement; and

          (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

     (b)  PAYEE TAX REPRESENTATIONS.

     For the purpose of Section 3(f) of this Agreement, Party A and Party B each represent to the other that, in respect of each Transaction which it enters into through an Office or discretionary agent in the United States of America ("U.S."), each payment received or to be received by it under that Transaction will be effectively connected with its conduct of a trade or business in the U.S.

PART 3. DOCUMENTS TO BE DELIVERED.

     (a)  For the purpose of Section 4(a)(i), the documents to be delivered are:


PARTY REQUIRED TO          FORM/DOCUMENT/             DATE BY WHICH TO BE        SECTION 3(d)
DELIVER DOCUMENT           CERTIFICATE                DELIVERED                  REPRESENTATION
Party A                    An executed United States  (i) Upon execution of
                           Internal Revenue Service   this Agreement, (ii)
                           Form W-8ECI (or any        promptly upon reasonable
                           successor thereto) and an  demand by Party B and
                           executed United States     (iii) promptly upon
                           Internal Revenue Service   learning that any such
                           Form W-8BEN (or any        form previously provided
                           successor thereto).        by Party A has become
                                                      obsolete or incorrect.
The Fund                   An executed United States  (i) Upon execution of
                           Internal Revenue Service   this Agreement, (ii)
                           Form W-8ECI (or any        promptly upon reasonable
                           successor thereto), Form   demand by Party A and
                           W-8BEN (or any successor   (iii) promptly upon
                           thereto), or Form W-9 (or  learning that any such
                           any successor thereto),    form previously provided
                           as applicable.             by Party B has become
                                                      obsolete or incorrect.

     (b) For the purposes of Section 4(a)(ii), the other documents to be delivered are:


PARTY REQUIRED TO           FORM/DOCUMENT/              DATE BY WHICH TO BE         SECTION 3(d)
DELIVER DOCUMENT            CERTIFICATE                 DELIVERED                   REPRESENTATION
Party A, the Agent, the     Evidence of the             Upon or prior to the        Applicable
  Fund                      authority, incumbency and   execution and delivery of
                            specimen signature of       this Agreement and, with
                            each person executing       respect to any
                            this Agreement or any       Confirmation upon request
                            Confirmation, Credit        by the other party.
                            Support Document or other
                            document entered into in
                            connection with this
                            Agreement on its behalf
                            or on behalf of a Credit
                            Support Provider or
                            otherwise, as the case
                            may be.
The Agent                   Evidence of the authority   Upon execution of this      Applicable
                            of the Agent to act on      Agreement, any
                            behalf of and to bind the   Confirmation and promptly
                            Fund, including Powers of   upon demand by Party A.
                            Attorney, Trading
                            Authorizations or other
                            documents evidencing such
                            other actions taken by
                            the Fund to authorize the
                            Agent's execution of this
                            Agreement and each
                            Confirmation, and the
                            performance of its
                            obligations hereunder.
The Fund                    Its most recent             As of execution of this     Applicable
                            Prospectus, Private         Agreement.
                            Placement or Offering
                            Memorandum, the
                            Investment Management
                            Agreement and other
                            Operative Documents.
The Agent and the Fund      The notices specified in    As soon as available and    Applicable
                            Section 4 of this           in any event at the times
                            Agreement as added by       specified in such Section
                            Part 5 of this Schedule.    4.


PARTY REQUIRED TO           FORM/DOCUMENT/              DATE BY WHICH TO BE         SECTION 3(d)
DELIVER DOCUMENT            CERTIFICATE                 DELIVERED                   REPRESENTATION
Party A                     A copy of its most recent   Promptly after request by   Applicable
                            annual report containing    the other party and
                            consolidated financial      promptly following the
                            statements, certified       end of each fiscal year
                            without qualification by    while there are
                            independent public          obligations outstanding
                            accountants, and such       under this Agreement.
                            other public information
                            respecting its condition
                            or operations, financial
                            or otherwise, as the
                            other party may
                            reasonably request from
                            time to time.
The Fund                    Copies of (i) its most      Promptly after request by   Applicable
                            recent annual financial     Party A if available in
                            statements, certified       writing or otherwise on a
                            without qualification by    verbal basis, within five
                            independent public          (5) days after the end of
                            accountants, (ii) its       the relevant calendar
                            most recent quarterly       month, within thirty (30)
                            financial statements,       days after the end of the
                            (iii) its most recent       relevant quarter or
                            unaudited month-end         within sixty (60) days
                            balance sheet (such         after the end of the
                            financial statements        relevant year, as the
                            referred to in clauses      case may be.
                            (i) through (iii) shall
                            include as financial
                            statement items its Net
                            Asset Value, and (iv)
                            such other information
                            respecting the condition
                            or operations, financial
                            or otherwise, of the
                            Agent and the Fund as
                            Party A may reasonably
                            request from time to
                            time.
The Fund                    A duly executed and         As of execution of this     No
                            delivered copy of the       Agreement.
                            Credit Support Document

PART 4. MISCELLANEOUS.

     (a) ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this Agreement, the addresses for notices and communications to Party A and the Fund shall be as follows:

          TO PARTY A:

          (i) All notices to Party A under Sections 5 or 6 of the Agreement (other than notices under Section 5(a)(i)) shall be sent to:

               Deutsche Bank AG, Head Office
               Taunusanlage 12
               60262 Frankfurt
               GERMANY
               Attention:  Legal Department
               Telex No:   411836 or 416731 or 41233
               Answerback: DBF-D

          (ii) All notices to Party A (other than those provided for in paragraph (i) above) shall be sent directly to the office through which Party A is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation for the purposes of confirming that Transaction. If no such particulars are so specified, such notices shall be sent to the address of the relevant office set out below:


WHERE PARTY A IS ACTING THROUGH ITS FRANKFURT HEAD   WHERE PARTY A IS ACTING THROUGH ITS LONDON BRANCH:
OFFICE:
Deutsche Bank AG, Head Office                        Deutsche Bank AG, London Branch
Taunusanlage 12                                      6, Bishopsgate
60262 Frankfurt                                      London EC2N 4DA
GERMANY                                              UNITED KINGDOM
Attention: Trading & Sales/Evidenz                   Attn: OTC Derivatives
Tel: (49)(69) 910 33339                              Tel: (44)(171) 545 8000
Fax No: (49) (69) 910-38406                          Fax: (44)(171) 545 4455
Telex No: 41730-701                                  Telex: 94015555
Answerback: 41730-702 FMD                            Answerback: DBLN G
WHERE PARTY A IS ACTING THROUGH ITS NEW YORK         WHERE PARTY A IS ACTING THROUGH ITS TOKYO BRANCH:
BRANCH:
Deutsche Bank AG, New York Branch                    Deutsche Bank AG, Tokyo Branch
31 W. 52nd Street                                    Deutsche Bank Building
New York, New York 10019                             12-1, Toranomon 3-Chome
USA                                                  Minato-ku, Tokyo 1050001
Attn: Swap Group                                     JAPAN
Tel: (1)(212) 469 4338                               Attn: Head of Derivatives
Fax: (1)(212) 469 4654                               Tel: (81)(3) 5401 1971
Telex: 429166                                        Fax: (81)(3) 5401 6550
Answerback: DEUTNYK                                  Telex: 24814
                                                     Answerback: DEUTBKTK J


WHERE PARTY A IS ACTING THROUGH ITS SINGAPORE        WHERE PARTY A IS ACTING THROUGH ITS PARIS BRANCH:
BRANCH:
Deutsche Bank AG, Singapore Branch                   Deutsche Bank AG, Paris Branch
5 Temasek Boulevard                                  3, Avenue Friedland
#11-03 Suntec City Tower                             75008 Paris
SINGAPORE 038985                                     FRANCE
Attn: Derivatives Settlements                        Attn: Swap Group
Tel: (65) 423 6896 or 423 6872                       Tel: (33)(1) 4495 6400
Fax: (65) 883 0836                                   Fax: (33)(1) 5375 0701
Telex: RS 21189                                      Telex: 644192
Answerback: DBA                                      Answerback: DEUTBANK
WHERE PARTY A IS ACTING THROUGH ITS SYDNEY BRANCH:   WHERE PARTY A IS ACTING THROUGH ITS BRUSSELS
                                                     BRANCH:
Deutsche Bank AG, Sydney Branch                      Deutsche Bank AG, Brussels Branch
Level 18, Grosvenor Place                            100 Boulevard du Souverain
225 George Street                                    1170 Brussels
Sydney NSW 2000                                      BELGIUM
AUSTRALIA                                            Attn: Corporate Department
Attn: Settlements Manager                            Tel: (32)(2) 674 3711
      Treasury Division                              Fax: (32)(2) 672 2371
Tel: (61)(2) 9258 1234                               Telex: 63798
Fax: (61)(2) 9258 3632
Telex: AA122258
Answerback: DBALFX

          TO THE FUND:                          Campbell & Company, Inc.
                                                210 West Pennsylvania Avenue
                                                Towson, Maryland 21204
          Attention:                            Theresa D. Becks, CFO
          Telephone No.:                        800-698-7235
          Fax No.:                              410-842-4702

     (b)  PROCESS AGENT.  For the purpose of Section 13(c) of this Agreement:

          Party A appoints as its Process Agent:  Not applicable

          The Fund and the Agent appoint as Process Agent:  the Agent

     (c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

     (d)  MULTIBRANCH PARTY.  For the purpose of Section 10(c) of this
Agreement:

          Party A is a Multibranch Party and may act through the following
     Offices: New York Branch, London Branch, Tokyo Branch, Singapore Branch, Brussels Branch, Paris Branch, Sydney Branch and Head Office, Frankfurt.

          The Fund is not a Multibranch Party.

     (e)  CALCULATION AGENT.  The Calculation Agent shall be Party A.

     (f)  CREDIT SUPPORT DOCUMENT.  Details of any Credit Support Document:

          The ISDA Credit Support Annex and supplementary "Paragraph
     13 -- Elections & Variables" in the form appended hereto shall constitute a "Credit Support Document" in relation to each party, respectively, with respect to all of the obligations of the parties and for all purposes of this Agreement.

     (g) CREDIT SUPPORT PROVIDER. Credit Support Provider means in relation to Party B:

          Not applicable.

     (h) GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of law doctrine).

     (i) JURISDICTION. Section 13(b) is hereby amended by (i) deleting in the second line of subparagraph (i) thereof the word "non-" and (ii) deleting the final paragraph thereof.

     (j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

     (k) NOTICES. Section 12(a) of this Agreement is amended by adding the words "given to Party A" after the word "communication" in the second line thereof.

PART 5. OTHER PROVISIONS.

  1.  REPRESENTATIONS.

     (a) REPRESENTATIONS OF ALL PARTIES. Each party will be deemed to represent to the other party on the date that it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

          (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction: it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered to be investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

          (ii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts the terms and conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

          (iii) STATUS OF PARTIES. The other party is not acting as a fiduciary for or adviser to it in respect of that Transaction.

          (iv) COMMODITY EXCHANGE ACT. Each Transaction is intended to be exempt from, or otherwise not subject to regulation under, the Commodity Exchange Act. Such party is an "eligible swap participant" within the meaning of CFTC Regulation Section 35.1(b)(2); and is entering into each Transaction in connection with its line of business.

          (v)  SECURITIES ACT REPRESENTATIONS.

             (a) it acknowledges that certain Transactions under the Agreement may involve the purchase or sale of "securities" as defined under the U.S. Securities Act of 1933, as amended, and understands that any such purchase or sale of securities will not be registered under the Securities Act and that any such securities may not be reoffered, resold, pledged or otherwise transferred except (1) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (2) in accordance with any applicable securities laws of any state of the United States of America;

             (b) it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or an "accredited investor" as defined under the Securities Act; and

             (c) unless otherwise expressly provided in a Confirmation for a Transaction, any securities it is required to deliver under this Agreement and any Transaction will not at the time of such delivery constitute "restricted securities" or be subject to restriction or transfer (including so-called "control securities") under the Securities Act or otherwise. This representation will be deemed repeated at the time of such delivery.

     (b) ADDITIONAL REPRESENTATIONS OF THE FUND. The Fund represents to Party A on and as of the date hereof and at all times until the termination of this Agreement that:

          (i) with respect to this Agreement and each Transaction, it will maintain, and be in full compliance with, all Operative Documents, and this Agreement and each Transaction is, and will be, authorized and permissible transactions and investments thereunder;

          (ii) each Transaction will comply in all respects with all applicable laws, rules, regulations, interpretations, guidelines, procedures, and policies of applicable governmental and regulatory authorities affecting the Fund, this Agreement, the Transactions, or the performance of its obligations hereunder;

          (iii) with respect to each source of funds to be used by it to enter into such Transactions (each such source being referred to herein as a "Source"), the Source is not the assets of any "plan" (as such term is defined in Section 4975 of the Code) subject to Section 4975 of the Code or any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA, or otherwise out of "plan assets" within the meaning of United States Department of Labor regulation sec. 2510.3-101, 29CFR sec. 2510-3-101; and

          (iv) the Fund represents that (i) it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise); (ii) the persons executing this Agreement on its behalf have been authorized to do so; and (iii) it has granted the Agent the authority to execute and deliver this Agreement on its behalf and to act on its behalf in all matters related to this Agreement, including, without limitation, on a fully discretionary basis in accordance with its Operative Documents entering into Transactions on its behalf.

     (c) AGENT'S REPRESENTATIONS. The Agent represents to, and covenants and agrees with, Party A on and as of the date hereof and on each date on which a Transaction is entered into and regardless of whether such Transaction or any portion thereof has been finally allocated to the Fund that:

          (i) it is duly incorporated and validly existing under the laws of its place of incorporation;

          (ii) it is "commodity trading advisor" or a "commodity pool operator" registered under the Commodity Exchange Act, as amended, and all similar state laws under which it is required to be registered or is exempt from any such registration, and it maintains the records required by, and complies in all other material respects with, all such laws;

          (iii) the Agent represents (a) that it is entering into this Agreement and each Transaction on behalf of the Fund as agent; (b) the persons executing this Agreement on its behalf have been authorized to do so; (c) that it has the power and the authority to execute and deliver this Agreement as agent for the Fund and to bind the Fund and to act on its behalf in all matters related to this Agreement; and (d) this Agreement is binding upon the Fund and enforceable against the Fund in accordance with its terms and does not and will not violate the terms of any agreement by which the Fund is bound;

          (iv) it will enter into a Transaction only when the assets in the accounts of the Fund under its control are sufficient to meet the obligations resulting from such Transaction;

          (v) pursuant to the Investment Management Agreement the Fund authorized it to take all action with respect to Transactions on behalf of the Fund, including, without limitation, opening accounts with Party A on behalf of the Fund; it has examined all applicable trust instruments, corporate charters, by-laws or authorizations, partnership agreements, trust indentures or other authorizing documentation of the Fund and is satisfied that the person or persons signing the Investment Management Agreement were themselves properly authorized by the Fund;

          (vi) Party A may rely on the representations of the Agent respecting its authority to act on behalf of the Fund contained herein until Party A shall have received written notice of a change in, revocation or rescission of such authority; no change in, revocation or rescission of such authority shall affect in any manner the rights and indemnities inuring to Party A with respect to the obligation of the Fund hereunder arising prior to actual receipt by Party A of written notice of such change in, revocation or rescission; and

          (vii) it agrees to indemnify Party A and Party A's Affiliates, to the fullest extent permitted by law, from and against any loss, liability, cost, claim, action, demand or expense (including, without limitation, the costs, expenses and disbursements of legal counsel), whether direct, indirect, incidental or consequential, resulting from, arising out of or relating to (i) any claim by Party B that any Transaction entered into by the Agent on Party B's behalf was not suitable, (ii) any claim by Party B that any Transaction entered into by the Agent on Party B's behalf was without authority, and (iii) any breach by the Agent of any representation, warranty, covenant or agreement contained herein.

  2. CONSENT TO RECORDING.

     Each party (i) consents to the recording of the telephone conversations of trading and marketing and/or other personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction (ii) agrees to obtain any necessary consent of and give notice of such recording to such personnel of it and its Affiliates; and (iii) agrees that recordings may be submitted in evidence in any Proceedings relating to this Agreement.

  3. TAX PROVISIONS.

     (a) The definition of Tax Event, Section 5 (b)(ii), is hereby modified by adding the following provision at the end thereof:

     "provided, however, that for purposes of clarification, the parties acknowledge that the introduction or proposal of legislation, shall not, in and of itself, give rise to a presumption that a Tax Event has occurred."

     (b) The definition of term "Indemnifiable Tax" is amended by adding the following provisions at the end thereof:

     "Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reasons of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction."

  4. SET OFF.

     Section 6 of this Agreement is amended by the addition of the following
Section 6(f):

     "(f) Upon the designation of any Early Termination Date, the party that is not the Defaulting Party or Affected Party ("X") may, without prior notice to the Defaulting or Affected Party

     ("Y"), set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by Y to X or any Affiliate of X (the "X Set Off Amount") against any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y (the "Y Set Off Amount"). X will give notice to the other party of any set off effected under this Section 6(f).

          For this purpose, either the X Set Off Amount or the Y Set Off Amount (or the relevant portion of such set off amounts) may be converted by X into the currency in which the other set off amount is denominated at the rate of exchange at which X would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

          If a sum or obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

          Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other rights to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

  5. ESCROW.

     On any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment if there is a time difference between the cities in which payments are to be made) on that date with an escrow agent selected by the party giving the notice and reasonably acceptable to the other party, accompanied by irrevocable payment instructions (a) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (b) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow at such party's request. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

  6. ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS OF THE PARTIES. Section 4 is hereby amended by adding the following new agreements:

     (a)  ADDITIONAL AGREEMENTS OF THE FUND AND THE AGENT.

          (1) ACTIONS AFFECTING REPRESENTATIONS. The Fund and the Agent each agree not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, the Fund and/or the Agent, as applicable, will immediately give written notice thereof to Party A.

          (2) NOTICE OF CERTAIN EVENTS. The Fund and the Agent will provide Party A, promptly upon becoming aware of the same, with written notice of
     (A) any proposed action, change, or modification to any Operative Document, the Investment Management Agreement or any investment guidelines, policies, procedures or restrictions to which the Agent may be subject, or any action that causes or could cause a Termination Event or Event of Default, or any event or circumstance that might reasonably be expected to directly or indirectly lead to a Termination Event or Event of Default, (B) any Potential Event of Default, Event of Default or Termination Event, or event or condition that, with the giving of notice or the passage of time or both, could constitute a Termination Event with respect to the Fund, (C) any pending or threatened litigation, action, claim, proceeding, or investigation which could adversely affect the ability of the Fund or the Agent to perform its obligations under this Agreement, any Credit Support Document or any Transaction, and (D) the Agent's impending resignation or termination as investment adviser to the Fund, or of any other facts or developments which could adversely affect the status of the Fund or the Agent with respect to this Agreement, any Credit Support Document or any Transaction including, without limitation, any change which results in the Agent no longer managing 100% of the assets of the Fund.

     (b) DEUTSCHE BANC ALEX. BROWN INC. Each party acknowledges and agrees that (i) Deutsche Banc Alex. Brown Inc. or another designated Affiliate of Party A (the "Designated Agent") will act as agent for Party A in connection with certain Transactions when so specified in the Transaction Confirmation; and (ii) the Designated Agent is acting solely as agent and shall have no liability for the performance of either party's obligations under this Agreement or any Transaction, or for costs, expenses, damages or claims arising out of the failure of either party to perform any such obligation.

     (c) BANKRUPTCY CODE. Without limiting the applicability if any, of any other provision of the U.S. Bankruptcy Code as amended (the "Bankruptcy Code") (including without limitation Sections 362, 546, 556, and 560 thereof and the applicable definitions in Section 101 thereof), the parties acknowledge and agree that all Transactions entered into hereunder will constitute "forward contracts" or "swap agreements" as defined in Section 101 of the Bankruptcy Code or "commodity contracts" as defined in Section 761 of the Bankruptcy Code, that the rights of the parties under Section 6 of this Agreement will constitute contractual rights to liquidate Transactions, that any margin or collateral provided under any margin, collateral, security, pledge, or similar agreement related hereto will constitute a "margin payment" as defined in Section 101 of the Bankruptcy Code, and that the parties are entities entitled to the rights under, and protections afforded by, Sections 362, 546, 556, and 560 of the Bankruptcy Code.

     (d) WAIVER OF RIGHT TO TRIAL BY JURY. Each of the parties hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or any Transaction.

     (e) LIABILITY AND OBLIGATIONS OF THE AGENT. Each of Party A and the Fund agrees that (i) the Agent (x) is acting as agent for purposes of this Agreement and any Transaction hereunder and (y) is not a principal to this Agreement or any Transaction hereunder and is executing this Agreement and any Confirmation solely in its capacity as agent and (ii) if the representations and warranties of the Agent under the Agreement and each Transaction are true and correct in all material respects during the term of this Agreement and each Transaction and the Agent otherwise complies with the provisions of this Agreement and performs its obligations hereunder, then the Agent's obligations under the Agreement shall not include a guarantee of performance by the Fund under the Agreement or any Transaction hereunder. In connection with the Fund's entering into this Agreement and any Transactions hereunder, the Fund agrees that Party A will be entitled to rely conclusively upon any request, instruction, certificate, opinion, or other document furnished to Party A by any employee or agent of the Agent identified from time to time by the Fund or the Agent whom Party A reasonably believes to be genuine in connection with this Agreement and any

Transaction hereunder as though such request, instruction, certificate, opinion, or other document was given by the Fund.

  7. DEFINITIONS.

     (i) "Adverse Regulatory Change" means the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or issuance of any directive or the promulgation of, or any change in, the interpretation of any law or directive (or any requests, whether or not having the force of law) made by any court, tribunal or regulatory authority with competent jurisdiction after such date which, in respect of a Transaction or any assets or hedge incidental thereto, has the effect with regard to either party of: (A) imposing or adversely modifying, in any material respect, any reserve, special deposit, or similar requirement; or (B) materially affecting the amount of regulatory capital to be maintained by such party.

     (ii) "Exposure Limit" means separate exposure limits established by Party A for the Fund and each Other Fund.

     (iii) "Other Funds" means each and every entity managed by the Agent which engages in Specified Transactions with Party A.

     (iv) "Net Asset Value" means with respect to the Fund, as applicable, the aggregate net asset value of the Fund calculated in accordance with U.S. generally accepted accounting principles.

     (v) "Net Asset Value Floor" means, with respect to the Fund, 4,000,000, provided that in the event Net Asset Value based on the most recent annual financial statement is greater than 8,000,000, "Net Asset Value Floor" shall mean 50% of Net Asset Value as of the date of such statement.

     (vi)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (viii) "Operative Documents" means the trust indenture, corporate charter, limited partnership agreement, and the by-laws or other similar documents, instruments or other constituent documents of the Fund as applicable, the investment policies, procedures, restrictions, or guidelines of the Fund, the then-current disclosure document of the Fund, if any, and the power of attorney or trading authorization by the Fund issued in favor of the Agent.

     (ix) "Investment Management Agreement" means: The operating agreement between the Agent and the Fund, whether such agreement is an Advisory Agreement, Management Agreement or Trust Agreement, as applicable.

     (x) "Trading Advisor" means: The Agent, whether referred to as Trading Advisor, General Partner or Managing Owner in the Investment Management Agreement, as applicable.

  8. CONFIRMATIONS FOR FOREIGN EXCHANGE TRANSACTIONS.

     (i) With effect from the date hereof, any FX Transaction or Currency Option (as defined in the 1998 FX and Currency Option Definitions, as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee (the "FX Definitions")) which the parties may enter, or may have entered into prior to the date hereof, in respect of which the Confirmation fails by its terms expressly to exclude the application of this Agreement, shall (to the extent not otherwise provided for in this Agreement) be deemed to incorporate the terms of and shall be governed by and be subject to this Agreement (in substitution for any existing terms, if any, whether express or implied) and, for the purposes hereof, shall be deemed to be a Transaction.

     (ii) Where a Transaction is confirmed by means of exchange of electronic messages on an electronic messaging system or other document or other confirming evidence exchanged between the parties confirming such Transaction such messages, document or evidence will constitute a Confirmation for the purposes of this Agreement even where not so specified therein.

     (iii) Reference is made to the FX Definitions with respect to any FX Transaction or Currency Option. Unless otherwise specified in a Confirmation relating to a FX Transaction or a Currency Option, any terms used in that Confirmation which are not otherwise defined herein and which are contained in the FX Definitions shall have the meaning set forth in those definitions. In the event of any inconsistency between the provisions of this Agreement and the FX Definitions, the provisions of this Agreement shall prevail.

  9. PREMIUM PAYMENTS.

     If any Premium relating to a Currency Option is not received on the Premium Payment Date, the Seller may elect: (1) to accept a late payment of such Premium; (2) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option as void; or (3) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under Section 5(a)(i). If the Seller elects to act under either clause (1) or (2) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, any hedge) with respect to such Currency Option.

             DEUTSCHE BANK AG                                                       CAMPBELL & COMPANY, INC.
------------------------------------------------------                  ------------------------------------------------------
(Name of Party)                                                         (Name of Party)

By:                 /s/ AMY SCHRODER                                    By:              /s/ THERESA D. BECKS
    -----------------------------------------------------                   -----------------------------------------------------
    Name: Amy Schroder                                                      Name: Theresa D. Becks
    Title:                                                                  Title: Chief Financial Officer
                                                                                   Campbell & Company, Inc.

By:                /s/ D. NESTLER                                       CAMPBELL ALTERNATIVE ASSET TRUST
    -----------------------------------------------------               By:              /s/ THERESA D. BECKS
    Name: D. Nestler                                                        -----------------------------------------------------
    Title:                                                                  Name: Theresa D. Becks
                                                                            Title: Chief Financial Officer
                                                                                   Campbell & Company, Inc.,
                                                                                   Managing Owner

                                                                        CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
                                                                        By:              /s/ THERESA D. BECKS
                                                                            -----------------------------------------------------
                                                                            Name: Theresa D. Becks
                                                                            Title: Chief Financial Officer
                                                                                   Campbell & Company, Inc.,
                                                                                   General Partner

                                                                        THE CAMPBELL GLOBAL ASSETS FUND LIMITED
                                                                        By:              /s/ THERESA D. BECKS
                                                                            -----------------------------------------------------
                                                                            Name: Theresa D. Becks
                                                                            Title: Chief Financial Officer
                                                                                   Campbell & Company, Inc.,
                                                                                   Trading Advisor


(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                    ISDA(R)

             International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the
                          ISDA MASTER AGREEMENT dated
                             as of February 8, 2001
                                    between

                                               EACH COUNTERPARTY LISTED ON ANNEX I ATTACHED
                                               HERETO AND MADE A PART HEREOF, SEVERALLY, AND NOT
                                               JOINTLY (EACH A "FUND" OR "PARTY B") AND CAMPBELL
                                               & COMPANY, INC., A CORPORATION ORGANIZED AND
                                               EXISTING UNDER THE LAWS OF THE STATE OF MARYLAND
DEUTSCHE BANK AG ("PARTY A")         AND       (THE "AGENT")
------------------------------                 --------------------------------------------------

     This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

     Accordingly, the parties agree as follows:

PARAGRAPH 1.  INTERPRETATION

     (a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of, any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

     (b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

     Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

PARAGRAPH 3.  CREDIT SUPPORT OBLIGATIONS

     (a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Patty Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount" applicable to the Pledgor for any Valuation Date will equal the amount by which:

          (i)   the Credit Support Amount exceeds

          (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

     (b) RETURN AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

          (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

          (ii)  the Credit Support Amount.

     "CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4.  CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

     (a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

          (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

          (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

     (b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant

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

Transfer will be made not later than the close of business on the second Local Business Day thereafter.

     (c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

     (d)  SUBSTITUTIONS.

          (i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Patty specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

          (ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Patty will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5.  DISPUTE RESOLUTION

     If a party (a "Disputing Party") disputes (1) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of
(II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (1) above or (Y) the date of Transfer in the case of
(II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

          (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

             (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

             (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

             (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

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

          (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

     Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

PARAGRAPH 6.  HOLDING AND USING POSTED COLLATERAL

     (a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

     (b)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

          (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

          (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

          (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

     (c) USE OF POSTED COLLATERAL, Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

          (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

          (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

     For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

     (d)  DISTRIBUTIONS AND INTEREST AMOUNT.

          (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

          (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7.  EVENTS OF DEFAULT

     For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a patty if:

          (i) that patty fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

          (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

          (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8.  CERTAIN RIGHTS AND REMEDIES

     (a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

          (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

          (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

          (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

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

          (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

     Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

     (b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

          (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

          (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

          (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

          (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

             (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

             (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

     (c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

     (d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

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

PARAGRAPH 9.  REPRESENTATIONS

     Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

          (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

          (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and Lien granted under Paragraph 2;

          (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

          (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

PARAGRAPH 10.  EXPENSES

     (a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

     (b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

     (c) GIQUIDATIONL APPLICATION OF POSTED CREDIT SUPPORT ALL reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the patties.

PARAGRAPH 11.  MISCELLANEOUS

     (a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

     (b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to
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

enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

     (c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

     (d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

     (e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will, be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

     (f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 12.  DEFINITIONS

     As used in this Annex:

     "CASH" means the lawful currency of the United States of America.

     "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

     "CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

     "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

     "DISPUTING PARTY" has the meaning specified in Paragraph 5.

     "DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Patty has disposed of that Posted Collateral under Paragraph 6(c). Distributions WILL not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

     "ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

     "ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

     "EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at raid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

     "INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

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

     "INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

          (x) the amount of that Cash on that day; multiplied by

          (y) the Interest Rate in effect for that day; divided by

          (z) 360.

     "INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

     "INTEREST RATE" means the rate specified in Paragraph 13.

     "LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

     "MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that patty in Paragraph 13; if no amount is specified, zero.

     "NOTIFICATION TIME" has the meaning specified in Paragraph 13.

     "OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

     "OTHER ELIGIBLE SUPPORT" means. with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

     "OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

     "PLEDGOR" means either party, when that patty (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

     "POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

     "POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

     "RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph S; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

     "RESOLUTION TIME" has the meaning specified in Paragraph 13.

     "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

     "SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled Lo receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

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

     "SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

     "SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

     "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     "THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

     "TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

          (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient; .

          (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

          (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

          (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

     "VALUATION AGENT" has the meaning specified in Paragraph 13.

     "VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

     "VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

     "VALUATION TIME" has the meaning specified in Paragraph 13.

     "VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph S in the case of a dispute, with respect to:

          (i)   Eligible Collateral or Posted Collateral that is:

             (A)  Cash, the amount thereof; and

             (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

          (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

          (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

PARAGRAPH 13.  ELECTIONS AND VARIABLES

     (a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex includes the following additional obligations.

     With respect to Party A: "Obligations" means any and all present and future obligations of Party A under or in connection with this Agreement (including all Credit Support Annexes hereto, including this Annex, and all Transactions and Confirmations hereunder), or any other contract, or any other transaction between the Party A and Party B.

     With respect to Party B, "Obligations" means any and all present and future obligations of Party B under or in connection with this Agreement (including all Credit Support Annexes hereto, including this Annex, and all Transactions and Confirmations hereunder), or any other contract, or any other transaction between Party B and Party A.

     (b)  CREDIT SUPPORT OBLIGATIONS.

          (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

             (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a), except that each reference therein to "Valuation Date" is hereby amended to be "Valuation Time".

             (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b), except that each reference therein to "Valuation Date" is hereby amended to be "Valuation Time".

             (C) "CREDIT SUPPORT AMOUNT" means, for any Valuation Time, (i) the Secured Party's Exposure for that Valuation Time plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields an amount less than zero.

          (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL" for the party specified:

                                                                      VALUATION
                                              PARTY A   PARTY B      PERCENTAGE
                                              -------   -------   -----------------
(A)  Cash                                       [X]       [X]     100%
(B)  Negotiable debt obligations issued by      [X]       [X]     98%
     the U.S. Treasury Department having a
     remaining maturity of not more than 1
     year ("TREASURY BILLS")
(C)  negotiable debt obligations issued by      [X]       [X]     95%
     the U.S. Treasury Department having a
     remaining maturity of more than one
     year but not more than 10 years
     ("TREASURY NOTES")
(D)  negotiable debt obligations issued by      [X]       [X]     90%
     the U.S. Treasury Department having a
     remaining maturity of more than 10
     years ("TREASURY BONDS")
(E)  Such other collateral as Party A and       [X]       [X]     As may be agreed.
     Party B may agree.

          (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified:

                                              PARTY A   PARTY B
                                              -------   -------
(A)  Inapplicable                               [X]       [X]
(B)  Inapplicable                               [X]       [X]

          (iv)  THRESHOLDS.

             (A)  "INDEPENDENT AMOUNT" means with respect to Party A:
        Inapplicable

                   "INDEPENDENT AMOUNT" means, with respect to Party B: an amount in the Base Currency equal to the sum of (1) for Derivatives Transactions, the aggregate of the amounts specified in the Confirmations for such Transactions or as otherwise agreed by the parties, and (2) for Foreign Exchange Transactions, an amount equal to the sum of (a) the product of the Standard Net Open Position multiplied by the Standard Independent Amount Ratio, (b) the product of the Exotic Net Open Position multiplied by the Exotic Independent Amount Ratio and
        (c) the Forward Risk Adjustment Amount.

             (B)  "THRESHOLD"  means with respect to Party A: $500,000.

                   "THRESHOLD"  means with respect to Party B: Zero.

             (C)  "MINIMUM TRANSFER AMOUNT"  means with respect to Party A:
        $500,000.

                     "MINIMUM TRANSFER AMOUNT" means with respect to Party B:
                     $500,000.

             (D) ROUNDING. The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $50,000.

     (c)  VALUATION AND TIMING.

          (i)  "VALUATION AGENT"  means: Party A

          (ii)  "VALUATION DATE"  means: any Local Business Day.

          (iii) "VALUATION TIME" means: with respect to Foreign Exchange Transactions, any time on any Valuation Date, and with respect to Derivatives Transactions, the close of business on the Local Business Day preceding any Valuation Date.

          (iv) "NOTIFICATION TIME" means 12:00 p.m., New York time, on any Valuation Date.

     (d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. Each Termination Event specified below with respect to a party will be a "SPECIFIED CONDITION" for that party (the specified party being the Affected Party if a Termination Event occurs with respect to that party):

                                                      PARTY A   PARTY B
                                                      -------   -------
Illegality                                              [X]       [X]
Tax Event                                               [ ]       [ ]
Tax Event Upon Merger                                   [ ]       [ ]
Credit Event Upon Merger                                [X]       [X]
The Additional Termination Events specified in Part     [ ]       [X]
  1 (other than an Elective Termination) of the
  Schedule to this Agreement or any event which,
  with the giving of notice or the lapse of time or
  both, would constitute an Additional Termination
  Event.

     (e)  SUBSTITUTION.

          (i)  "SUBSTITUTION DATE"  has the meaning specified in Paragraph
     4(d)(ii).

          (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Applicable.

     (f)  DISPUTE RESOLUTION.

     Paragraph 5 of this Annex is deleted in its entirety and thus is inapplicable.

     (g)  HOLDING AND USING POSTED COLLATERAL.

          (i)  ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

             Party A and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

             (A)  Party A is not a Defaulting Party.

             (B) Posted Collateral may be held only in the following jurisdictions: Posted Collateral consisting of certificated securities must be held in New York.

             Initially, the Custodian for Party A is: Deutsche Bank AG, New York Branch.

             Party B and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

             (A)  Party B is not a Defaulting Party.

             (B) Posted Collateral consisting of certificated securities must be held in New York.

             (C) In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least A by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least A2 by Moody's Investors Service, Inc. (or any successor thereto).

             Initially, the Custodian for Party B is [please advise].

          (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will apply to Party A and Party B.

     (h)  DISTRIBUTIONS AND INTEREST AMOUNT.

          (i) INTEREST RATE. The "INTEREST RATE" will be with respect to Eligible Collateral in the form of Cash, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System.

          (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

          (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

     (i)  OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

          (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable

          (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable

     (j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:  Deutsche Bank AG,
          New York Branch
          130 Liberty Street - 37th floor
          New York, New York 10006
          Attention: Global Margin Management
Party B:  Campbell & Company, Inc.
          210 West Pennsylvania Avenue
          Townson, Maryland 21204
          Attention: Theresa Becks, CFO

     (k)  ADDRESSES FOR TRANSFERS

Party A: For Cash: DBAG NY, ABA: 026003780, Ref: A / C# [to be provided]
          For Eligible Collateral: Bank of NY / [DBNYC], ABA:
          021000018, Ref: GMM / Campbell & Company, Inc.
Party B:  [please advise]

     (l)  OTHER PROVISIONS.

          (i) The following definitions are hereby inserted into Paragraph 12 in the appropriate alphabetical order:

                (A)  "AGGREGATE CEILING LIMIT"  means USD 660,000,000.

                (B) "AGGREGATE NET OPEN POSITION" means, at any time, the sum of (i) the Standard Net Open Position and (ii) the Exotic Net Open Position.

                (C)  "BASE CURRENCY"  means U.S. Dollars.

                (D) "BASE CURRENCY COUNTERVALUE" means, with respect to an amount of currency at any time (i) if such currency is the Base Currency, such amount and (ii) in all other cases, the amount of Base Currency which could be purchased at the Market Rate prevailing at such time against delivery of such amount of currency.

                (E) "DERIVATIVES TRANSACTION" means any Transaction other than a Foreign Exchange Transaction.

                (F) "ELIGIBLE CURRENCY" means each currency specified as such in Paragraph 13(b)(ii)(A).

                (G)  "EXOTIC CEILING LIMIT"  means USD 132,000,000.

                (H) "EXOTIC CLOSE-OUT RATIO" means a number expressed as a percentage representing the quotient of (A) the portion of the Net Collateral Value attributable to all FX Transactions and Currency Option Transactions involving Tier II Currencies, divided by (B) the Exotic Net Open Position, such number being determined and notified by Party A to Party B from time to time, and initially being 6%.

                (I) "EXOTIC INDEPENDENT AMOUNT RATIO" means a number expressed as a percentage representing the minimum proportion of (1) the Net Collateral Value attributable to all FX Transactions and Currency Option Transactions involving Tier II Currencies to (2) the Exotic Net Open Position, which Party B must maintain in respect of outstanding FX Transactions and Currency Option Transactions involving Tier II Currencies, such number being determined and notified by Party A to Party B from time to time, and initially being 10%.

                (J) "EXOTIC NET OPEN POSITION" at any given time, the amount obtained by calculating the Net Open Position as it applies to all FX Transactions and Currency Option Transactions involving Tier II Currencies.

                (K) "FOREIGN EXCHANGE TRANSACTIONS" means any Transaction that is a FX Transaction or Currency Option Transaction as defined in the FX Definitions (as defined below).

                (L) "FORWARD RISK ADJUSTMENT AMOUNT" means an amount in the Base Currency determined by Party A in a commercially reasonable manner to account for the risk attributable to movements in the yield curves of the underlying currencies of the FX Transactions.

                (M) "MARKET RATE" means, at any given time, the rate determined by Party A (in good faith and in a commercially reasonable manner) to be the market rate available to it at such time in the New York foreign exchange market (or, at the sole option of Party A, in the foreign exchange market of any other financial center which is then open for business) for the spot purchase or, as the case may be, sale of one currency against another currency.

                (N) "NET COLLATERAL VALUE" means an amount expressed in the Base Currency equal to the difference of (1) the Value of Posted Credit Support, minus (2) the Secured Party's Exposure, such amount being determined and notified by Party A to Party B from time to time, provided that if such difference shall be an amount less than zero, the Net Collateral Value shall be zero.

                (O) "NET OPEN POSITION" means: At any time at which no Currency Option Transactions are outstanding under this Agreement, an amount determined as follows:

             (1) For each currency, determine the net of the currency amounts owed by Party A and Party B under all FX Transactions;

             (2) Determine the Base Currency Countervalue of the net amounts for each currency in which Party B owes the net amount to Party A;

             (3) Add the Base Currency Countervalues determined pursuant to clause (2) above; and

        At any time at which Currency Option Transactions are outstanding under this Agreement, "NET OPEN POSITION" means an amount determined as follows:

             (1) For each currency pair in which there are outstanding Currency Option Transactions, after giving effect to the delta equivalent of each currency owed under a Currency Option Transaction in such currency pair, determine the maximum amount that could be owed by Party B to Party A with respect to all FX Transactions and Currency Option Transactions in such pair at all potential exchange rates;

             (2) Determine the Base Currency Countervalue of the amounts determined in clause (1) for each such currency pair;

             (3) With respect to all FX Transactions in currency pairs that do not include Currency Option Transactions, determine the net of the currency amounts owed by Party A and Party B under all FX Transactions for each currency in such pair;

             (4) Determine the Base Currency Countervalue of the net amount determined pursuant to clause (3) for the currency in each currency pair in which Party B owes the net amount to Party A;

             (5) Add the Base Currency Countervalues determined pursuant to clauses (2) and (4) above.

                (P)  "STANDARD CEILING LIMIT"  means USD 660,000,000.

                (Q) "STANDARD CLOSE-OUT RATIO" means a number expressed as a percentage representing the quotient of (A) the portion of the Net Collateral Value attributable to all FX Transactions and Currency Option Transactions not involving Tier II Currencies, divided by (B) the Standard Net Open Position, such number being determined and notified by Party A to Party B from time to time, and initially being 4%.

                (R) "STANDARD INDEPENDENT AMOUNT RATIO" means a number expressed as a percentage representing the minimum proportion of (1) the Net Collateral Value attributable to all FX Transactions and Currency Option Transactions not involving

           Tier II Currencies to (2) the Standard Net Open Position, which Party B must maintain in respect of outstanding FX Transactions and Currency Option Transactions not involving Tier II Currencies, such number being determined and notified by Party A to Party B from time to time, and initially being 5%.

                (S) "STANDARD NET OPEN POSITION" means, at any given time, the amount obtained by calculating the Net Open Position as it applies to all FX Transactions and Currency Option Transactions not involving Tier II currencies.

                (T) "TIER I CURRENCIES" means Australian Dollars, Canadian Dollars, Swiss Francs, Danish Kroner, Euros, British Pounds, Hong Kong Dollar, Japanese Yen, Norwegian Kroner, New Zealand Dollars, Swedish Krona, and U.S. Dollars

                (U) "TIER II CURRENCIES" means Indonesian Rupiah, Mexican Pesos, and South African Rand.

          (ii) DEFINITIONS. Any terms used in this Credit Support Annex which are not otherwise defined herein and which are defined in the 1998 FX and Currency Option Definitions (the "FX Definitions") (published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association, and the Foreign Exchange Committee) shall have the meaning set forth in the FX Definitions (without regard to any amendments thereto subsequent to the date hereof). Nothing in this Annex shall affect the parties' agreement that this Agreement and all Credit Support Annexes hereto (including this Annex) and all Transactions and related Confirmations hereunder are entered into in reliance on the fact that this Agreement, all Credit Support Annexes and all Transactions and Confirmations form a single agreement between the parties, the Posted Credit Support under all Credit Support Annexes constitutes a pledge with respect to and shall secure all Transactions and all Obligations, and the parties would not otherwise enter into any Transactions.

          (iii) LIMIT ON SECURED PARTY'S LIABILITY. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, including but not limited to interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

          (iv) FURTHER ASSURANCES. If the Pledgor fails (A) to execute and deliver to the Secured Party financing statements, assignments, or other documents or (B) to do other things relating to the Posted Credit Support as the Secured Party may reasonably request in order to protect and maintain its security interest in the Posted Credit Support and to protect, preserve, and realize upon the Posted Credit Support, then the Secured Party is hereby authorized (but not required) by the Pledgor to complete and execute such financing statements, assignments, and other documents as the Secured Party deems appropriate for such purposes. The Pledgor hereby appoints the Secured Party, during the term of this Agreement, as the Pledgor's agent and attorney-in-fact to complete and execute such financing statements, assignments, and other documents and to perform all other acts which the Secured Party may deem appropriate to protect and maintain its security interest in the Posted Credit Support and to protect, preserve, and realize upon the Posted Credit Support. The power-of-attorney granted herein to the Secured Party is coupled with an interest and is irrevocable during the term of this Agreement.

          (v)  ADDITIONAL TERMINATION EVENTS.

     Each of the following shall constitute an Additional Termination Event with respect to Party B:

             (A) the quotient of (I) the portion of Net Collateral Value attributable to all FX Transactions and Currency Option Transactions not involving Tier II Currencies, divided by (II) the Standard Net Open Position is equal to or less than the Standard Close Out Ratio;

             (B) the quotient of (I) the portion of the Net Collateral Value attributable to all FX Transactions and Currency Option Transactions involving Tier II Currencies, divided by (II) the Exotic Net Open Position is equal to or less than the Exotic Close Out Ratio;

             (C) the Aggregate Net Open Position is equal to or greater than the Aggregate Ceiling Limit;

             (D) the Standard Net Open Position is equal to or greater than the Standard Ceiling Limit; or

             (E) the Exotic Net Open Position is equal or greater than the Exotic Ceiling Limit;

        in each case irrespective of whether or not Eligible Credit Support has been requested by Party A, or is being delivered to Party A, pursuant to the terms of this Annex. For purposes of determining whether such an Additional Termination Event has occurred, at the discretion of Party A, Exposure and Net Collateral Value may be calculated at any time on any calendar day and, if such day is not a Valuation Date, the Value of Posted Credit Support may at the discretion of Party A be calculated based on the Value on the preceding Valuation Date. For purposes of each such Additional Termination Event, Party B shall be the sole Affected Party.

        Notwithstanding any provision of this Agreement that may be to the contrary, if an Additional Termination Event specified in this Credit Support Annex shall occur with respect to Party B, Party A shall be entitled to designate an Early Termination Date with respect to all Transactions with immediate effect. Without limiting such right, Party A agrees to use reasonable efforts to deliver to Party B notice of such designation in accordance with Section 12 of this Agreement.

          (vi) NO ADDITIONAL AMOUNTS. Notwithstanding Section 2(d) of this Agreement, Party A shall not be obliged to pay any additional amount in respect of Tax in relation to any amount required to be paid by it under this Annex.

          (vii) TRANSFER TIMING. Paragraph 4(b) is hereby amended by: (A) replacing "the next Local Business Day" in the third line thereof with "that same Local Business Day"; and (B) replacing "second Local Business Day thereafter" in the fifth line thereof with "next Local Business Day".

          (viii) "GRACE PERIOD. Paragraph 7(i) is hereby amended in the last line thereof by replacing "two Local Business Days" with "one Local Business Day".

          (ix) "EXPOSURE. The definition of "Exposure" in Paragraph 12 is hereby amended by:

                (A) replacing "Valuation Date" in the first line thereof with "Valuation Time"; and

                (B) adding the following at the end thereof prior to the period:

           , and provided further that for purposes of determining the Credit Support Amount and the Net Collateral Value, if Party A's net Exposure for all Currency Option Transactions is greater than zero, the amount determined as set forth above shall be increased by reducing the value of Currency Option Transactions owned by Party B by a factor determined and notified by Party A to Party B from time to time.

             DEUTSCHE BANK AG
------------------------------------------------------
(Name of Party)

By:                             /s/ AMY SCHRODER
    -----------------------------------------------------
    Name: Amy Schroder
    Title:

By:                              /s/ D. NESTLER
    -----------------------------------------------------
    Name: D. Nestler
    Title:
        CAMPBELL & COMPANY, INC.
------------------------------------------------------
(Name of Party)
By:                           /s/ THERESA D. BECKS
    -----------------------------------------------------
    Name: Theresa D. Becks
    Title:  Chief Financial Officer
           Campbell & Company, Inc.

CAMPBELL ALTERNATIVE ASSET TRUST
By:                           /s/ THERESA D. BECKS
    -----------------------------------------------------
    Name: Theresa D. Becks
    Title: Chief Financial Officer
           Campbell & Company, Inc.,
           Managing Owner

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
By:                           /s/ THERESA D. BECKS
    -----------------------------------------------------
    Name: Theresa D. Becks
    Title: Chief Financial Officer
           Campbell & Company, Inc.,
           General Partner

THE CAMPBELL GLOBAL ASSETS FUND LIMITED
By:                           /s/ THERESA D. BECKS
    -----------------------------------------------------
    Name: Theresa D. Becks
    Title: Chief Financial Officer
           Campbell & Company, Inc.,
           Trading Advisor

                                    ANNEX I

 FULL AND LEGAL
  NAME OF FUND       INVESTMENT                                  AGGREGATE       EXOTIC       STANDARD
  AND STATE OF       MANAGEMENT      NET ASSET     NET ASSET      CEILING       CEILING       CEILING
  INCORPORATION       AGREEMENT     VALUE FLOOR      VALUE         LIMIT         LIMIT         LIMIT
-----------------  ---------------  ------------  ------------  ------------  ------------  ------------
    CAMPBELL            TRUST        $4,000,000    $8,000,000   $28,000,000    $6,000,000   $28,000,000
ALTERNATIVE ASSET     AGREEMENT
 TRUST, A TRUST         DATED
  ORGANIZED AND    JANUARY 2, 2001
 EXISTING UNDER
 THE LAWS OF THE
STATE OF DELAWARE

    CAMPBELL          ADVISORY      $275,000,000  $550,000,000  $660,000,000  $132,000,000  $660,000,000
    STRATEGIC         AGREEMENT
ALLOCATION FUND,        DATED
 L.P., A LIMITED   OCTOBER 1, 1993
   PARTNERSHIP
  ORGANIZED AND
 EXISTING UNDER
 THE LAWS OF THE
STATE OF DELAWARE

  THE CAMPBELL        ADVISORY      $75,000,000   $150,000,000  $180,000,000  $36,000,000   $180,000,000
  GLOBAL ASSETS       AGREEMENT
 FUND LIMITED, A        DATED
   CORPORATION     APRIL 15, 1997
  ORGANIZED AND
 EXISTING UNDER
 THE LAWS OF THE
 ISLANDS OF THE
     BAHAMAS